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                                                                    EXHIBIT 99.1


                                [STARBUCKS LOGO]


                                              Contact:  Audrey Lincoff
                                                        Starbucks Coffee Company
                                                        206-318-5013
                                                        alincoff@starbucks.com

       Peter Maslen Resigns as President, Starbucks Coffee International
                               For Health Reasons
______________________________________________________________________________

SEATTLE; June 10, 2003 - Starbucks Coffee Company (Nasdaq: SBUX) announced today that Peter Maslen has resigned as president, Starbucks Coffee International, Inc. Following a brief medical leave for a heart ailment, Maslen decided that he would focus on improving his health and spending quality time with his family.

Orin Smith, president and ceo, Starbucks Coffee Company, will provide strategic direction and leadership to Starbucks Coffee International until Maslen's successor is named. Effective today, Troy Alstead, senior vice president, Finance and Business Development, will serve as the senior leader for Starbucks Coffee International, working closely with Smith during this interim period. Maslen will assist in the transition and serve in an advisory capacity.

"For me, it has been a real privilege and a wonderful opportunity to work with the team we have built, and our business partners worldwide," said Maslen. "I am very proud of our achievements, and feel completely confident in the long-term success that we have created together."

"Starbucks has benefited greatly from Peter Maslen's leadership," said Howard Schultz, Starbucks chairman and chief global strategist. "During Peter's tenure, Starbucks international business has grown from 11 countries in 1999 to 30 countries today."

"In seven short years, we have grown our international business from one store in Japan to over 1500 stores in 30 countries, and expect it to be profitable in fiscal year 2004," continued Schultz. "From Asia to the Middle East to Europe, the Starbucks Experience has been embraced by millions of customers around the world. As a result of the brand's acceptance, coupled with the substantial investments we have made in roasting plants, systems and infrastructure, we are confident in our long-term target of 15,000 stores internationally. Additionally, we see significant opportunities to create complementary channels of distribution for Starbucks branded products, mirroring our success in North America. We are well on our way to achieving these goals thanks to Peter's contributions."
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About Starbucks Coffee Company

Starbucks Corporation is the leading retailer, roaster and brand of specialty coffee in the world, with more than 6,500 retail locations in North America, Latin America, Europe, the Middle East and the Pacific Rim. The Company is committed to offering the highest quality coffee and the Starbucks Experience while conducting its business in ways that produce social, environmental and economic benefits for communities in which it does business. In addition to its retail operations, the Company produces and sells bottled Frappuccino(R) coffee drinks, Starbucks DoubleShot(TM) coffee drink, and a line of superpremium ice creams through its joint venture partnerships. The Company's other brands enhance the Starbucks Experience through best-of-class products: Tazo Tea Company offers a line of innovative premium teas, and Hear Music produces and distributes a line of exceptional compact discs.

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, including anticipated international profitability and long-term international store growth, are based on currently available operating, financial, and competitive information and are subject to various risks and uncertainties. Actual future results and trends may differ materially depending on a variety of factors including, but not limited to, coffee and other raw material prices and availability, successful execution of internal performance and expansion plans, fluctuations in U.S. and international economies and other global events, the impact of competition, the effect of legal proceedings, and other risks detailed in the Company's filings with the Securities and Exchange Commission.

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